EXHIBIT 10.1

 ASSET ACQUISITION AGREEMENT

EXECUTED ON OCTOBER ___, 2015

TO BE EFFECTIVE AS OF

OCTOBER ___, 2015

BY AND AMONG

SIBANNAC, Inc.

AND

PROTECTION COST, INC.

ASSET ACQUISITION AGREEMENT

This ASSET ACQUISITION AGREEMENT, dated October ____, 2015 (the "Agreement"), by and among Sibannac, Inc., a Colorado Corporation, ("SI"), and Protection Cost, Inc. ("PCI"), a Colorado Corporation.

WHEREAS, the Board of Directors of SI and PCI, respectively, have each approved, as being in the best interest of the respective entities and their stockholders, the Acquisition of the assets of PCI by SI, in accordance with this agreement;

WHEREAS, SI and PCI desire to make certain representations, warranties, covenants and agreements in connection with the Acquisition and also to prescribe various conditions to the Acquisition; and

WHEREAS, this Agreement is intended to set forth the terms upon which substantially all of the assets of PCI will be acquired by SI from PCI in a transaction described in Section 368(a)(1)(C) of the Internal Revenue Code (the "Acquisition").  (Nothing contained herein shall be deemed to be tax advice and any tax considerations are solely the responsibility of the taxpayer, and are in no way within the control, or guarantee of SI.)

WHEREAS, PCI is the holder of assets pertaining to accounting systems, software program development and has rights to certain intellectual property consisting of the knowhow and technical methods and technology necessary to commercialize the assets ("the Assets"); provided, however, that the Assets shall not include the Excluded Assets.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties do hereby agree as follows:

ARTICLE I
DEFINITIONS

"Acquisition" shall have the meaning set forth in the recitals of this Agreement.

 "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family including lineal ancestors and descendents; (b) with respect to an entity, any officer, director, stockholder, partner, manager, investor or holder of an ownership share of or in such entity or of or in any Affiliate of such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

"Agreement" shall have the meaning set forth in the preamble to this Agreement.

"PCI" shall have the meaning set forth in the preamble to this Agreement.

"PCI Material Adverse Effect" shall mean an event or change, individually or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of PCI taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which PCI is engaged generally) or (b) the ability of PCI to consummate the transactions contemplated hereby.

"Certificates" shall have the meaning set forth in  this Agreement.

"Closing" shall have the meaning set forth in Section 3.01 of this Agreement.

"Closing Date" shall have the meaning set forth in Section 3.01 of this Agreement.

"Code" shall mean the Internal Revenue Code.

"Consideration Shares" shall have the meaning set forth in Section 2.01

"Contingent Obligation" as to any Person shall mean the undrawn face amount of any letters of credit issued for the account of such Person and shall also mean any obligation of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness, leases, dividends, letters of credit or other obligations ("Primary Obligations") of any other Person (the "Primary Obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such Primary Obligation or any property constituting direct or indirect security therefore, (b) to advance or supply funds (i) for the purchase or payment of any such Primary Obligation or (ii) to maintain working capital or equity capital of the Primary Obligor or otherwise to maintain the financial condition or solvency of the Primary Obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the obligee under any such Primary Obligation of the ability of the Primary Obligor to make payment of such Primary Obligation, or (d) otherwise to assure or hold harmless the obligee under such Primary Obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business.

"Contracts" shall mean all contracts, leases, subleases, notes, bonds, mortgages, indentures, Permits and Licenses, non-competition agreements, joint venture or partnership agreements, powers of attorney, purchase orders, and all other agreements, arrangements and other instruments, in each case whether written or oral, to which such Person is a party or by which any of them or any of its assets are bound.

"Effective Time" shall have the meaning set forth in Section 2.01 of this Agreement

"End Date" shall have the meaning set forth in Section 2.01 of this Agreement.

"Escrow" shall mean the escrow established pursuant to the Escrow Agreement.

"Escrow Agreement" shall mean that document attached hereto as Exhibit B, under which terms the parties agree to use commercially reasonable efforts to deliver the items to be delivered by each such party pursuant to Exhibit B thereto in order to facilitate a Closing.

"Excluded Assets" shall mean (i) the SI Common Stock and other consideration being issued to PCI under this Agreement; (ii) all other rights of PCI or the Shareholders pursuant to the Transaction Documents; and (iii) any licenses, permits, contracts or agreements which by their terms are not assignable.

"Governmental Approval" shall mean the consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other Governmental Entity, authority or instrumentality, domestic or foreign.

"Governmental Entity" means the government of the United States of America, any other nation or any political subdivision thereof, whether foreign, state or local, and any agency, authority, instrumentality, regulatory body, court, tribunal, arbitrator, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

"Indebtedness" shall mean as to any Person and whether recourse is secured by or is otherwise available against all or only a portion of the assets of such Person and whether or not contingent, but without duplication: (a) every obligation of such Person for money borrowed; (b) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the Acquisition of property, assets or businesses; (c) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (d) every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 120 days overdue or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP); (e) every Capital Lease Obligation of such Person; (f) any obligation of such Person to pay any discount, shares, fees, indemnities, penalties, recourse, expenses or other amounts in connection with any sales by such Person unless such sales are on a non-recourse basis (as to collectability) of (i) accounts or general intangibles for money due or to become due, (ii) chattel paper, instruments or documents creating or evidencing a right to payment of money or (iii) other receivables, whether pursuant to a purchase facility or otherwise, other than in connection with the disposition of the business operations of such Person relating thereto or a disposition of defaulted receivables for collection and not as a financing arrangement; (g) every obligation of such Person under any forward contract, futures contract, swap, option or other financing agreement or arrangement (including, without limitation, caps, floors, collars and similar agreements), the value of which is dependent upon shares rates, currency acquisition rates, commodities or other indices (a "derivative contract"); (h) every obligation in respect of Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent that such Person is liable therefore as a result of such Person's ownership shares in or other relationship with such entity, except to the extent that the terms of such Indebtedness provide that such Person is not liable therefore and such terms are enforceable under applicable law; and (i) every Contingent Obligation of such Person with respect to Indebtedness of another Person.

"Laws" shall mean all foreign, federal, state and local statutes, laws, ordinances, regulations, rules, resolutions, orders, writs, injunctions, judgments and decrees applicable to the specified Person and to the businesses and assets thereof.

"License" shall mean any franchise, authorization, license, permit, certificate of occupancy, easement, variance, exemption, certificate, consent or approval of any Governmental Entity or other Person.

"Lien" shall mean any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind.

 "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, limited liability company, association, institution, entity, party, Governmental Entity or any other juridical entity of any kind or nature whatsoever.

"Shareholder Consent Agreements" shall mean the Agreement and Consent With Representations in the form attached hereto as Exhibit D executed by the Shareholders in connection with this Agreement.

"Shareholders" shall mean the shareholders of PCI who execute a Shareholder Consent Agreement in connection with this Agreement.

"SI" shall have the meaning set forth in the preamble to this Agreement.

"SI Common Stock" shall mean the common stock of SI.

"SI Common Stock Equivalents" shall have the meaning set forth in Section 4.02 of this Agreement.

"SI Material Adverse Effect" shall mean an event or change, individually, or in the aggregate with other events or changes, that could reasonably be expected to have a material adverse effect on (a) the business, properties, prospects, condition (financial or otherwise) or results of operations of SI and its subsidiaries taken as a whole (other than those events, changes or effects resulting from general economic conditions or the industry in which SI is engaged generally) or (b) the ability of SI to consummate the transactions contemplated hereby.

"SI Preferred Stock" shall mean the preferred stock of SI.

"Takeover Proposal" shall mean any proposal for a tender or acquisition offer, Acquisition, consolidation, sale of all or substantially all of such party's assets, sale of in excess of fifteen percent of the shares of capital stock or other business combination involving such party or any proposal or offer to acquire in any manner a substantial equity shares (including any shares exceeding fifteen percent of the equity outstanding) in, or all or substantially all of the assets of, such party other than the transactions contemplated by this Agreement.

"Taxes" means all federal, state, county, local, municipal, foreign and other taxes, assessments, duties or similar charges of any kind whatsoever, including all corporate franchise, income, gross receipts, occupation, windfall profits, sales, use, ad valorem, value-added, profits, license, withholding, payroll, employment, excise, premium, real property, personal property, customs, net worth, capital gains, transfer, stamp, documentary, social security, disability, environmental, alternative minimum, recapture and other taxes, and including all shares, penalties and additions imposed with respect thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any Person, and any liability in respect of any Tax as a result of being a member of any affiliated, combined, consolidated, unitary or similar group.

"Tax Return" means any report, return, statement, estimate, informational return, declaration or other written information required to be supplied to a taxing authority in connection with Taxes.

"Taxing Authority" means any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental body exercising tax regulatory authority.

 "Transaction Documents" shall mean this Agreement, the Assignment Agreement, and the Shareholder Consent Agreements, and other documents to be executed at Closing in order to implement the provisions and terms hereof.

ARTICLE II
THE CONSIDERATION

SECTION 2.01            Effective Time

Upon the occurrence of a Release and Consummation (as defined in the Escrow Agreement), the Acquisition shall become effective as of October 30, 2015 (provided the Release and Consummation actually occurs, the "Effective Time"), regardless of when the delivery of the documents and items may occur, which date may be extended by mutual written consent of the parties (the "End Date").

SECTION 2.02            The Consideration.

Upon the occurrence of a Release and Consummation, PCI shall deliver to SI and Bill of Sale for the Assets, duly executed by PCI, and SI shall deliver to PCI two million three hundred thousand (2,300,000) shares of SI Common Stock (the "Consideration Shares"), duly issued, fully paid and non-assessable,.  Each party shall use commercially reasonable efforts to deliver the Deliverables from such party, as described on Exhibit B to the Escrow Agreement or pursuant to Articles 8.02 and 8.03 hereof.

SECTION 2.03           Effective Time and Issuance of Securities.

Subject to the terms of the Escrow Agreement, upon the occurrence of a Release and Consummation, to effective as of the Effective Time, by virtue of the Acquisition, the Assets shall be deemed acquired for the Consideration Shares, which PCI may distribute to its shareholders, in liquidation. The Assets shall be conveyed to SI by PCI, in consideration for issuance of the Consideration Shares, to be issued in consideration therefore in accordance with Section 2.02 hereof.

SECTION 2.04            Subscription Procedures and New Share Issuance.

                        Prior to the execution hereof, SI shall provide to PCI a letter of transmittal and, for execution by each shareholder of PCI receiving Consideration Shares, a Shareholder Consent Agreement in the form attached hereto.  SI shall cause all shares of SI Common Stock issued pursuant to the Acquisition to be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

SECTION 2.05.           Dividends and Distributions.

No dividends or other distributions shall be declared or made with respect to SI Common Stock after the date hereof through the Effective Time.

SECTION 2.06.           Tax Treatment.

            The Parties intend that the transactions contemplated by this Agreement shall constitute a "reorganization" for purposes of Section 368(a)(1)(C) of the Code and no party will take any position or make any filing inconsistent with such intent unless required by law. The parties hereby adopt this Agreement as a "plan of reorganization" for purposes of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a), and they agree to adopt the plan of reorganization and file the statement required by Treasury Regulations Section 1.368-3(a) with their respective Tax Returns for the taxable year in which the Effective Time occurs.  PCI shall liquidate after the Closing, and the restricted SI Common Stock delivered to PCI as part of the consideration shall be distributed to the pre-Closing Stockholders of PCI, pursuant to the corporate liquidation and dissolution requirements in Section 368(a)(2)(G) of the Code.

ARTICLE III
THE CLOSING

SECTION 3.01            Closing.

Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Article IX, and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the closing of the Acquisition (the "Closing") shall take place as soon as reasonably practicable (but in no event on written notice of less than two (2) business days) after all of the conditions set forth in Article VIII are satisfied through the Escrow, or, to the extent permitted thereunder, waived, or extended, and a Release and Consummation has occurred, as set forth in the Escrow Agreement, but no later than September 30, 2015, by exchange of signatures and documents, or as may be agreed to in writing by the parties hereto (the date of such Closing being referred to herein as the "Closing Date").

 ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SI

Except as set forth in the applicable section of the disclosure schedule delivered by SI to PCI prior to the execution of this Agreement (the "SI Disclosure Schedule"), SI represents and warrants to Sellers as follows:

SECTION 4.01            Organization of SI; Authority.

SI is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. SI has all requisite corporate power and corporate authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate its properties and to conduct its business. Subject to the receipt of its board of director's approval, the execution, delivery and performance by SI of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of SI, including, without limitation, the approval of the board of directors of SI.  The Transaction Documents have been duly executed and delivered by SI and, assuming that the Transaction Documents constitute a valid and binding obligation of the other parties thereto, constitute a valid and binding obligation of SI, enforceable against SI in accordance with its terms. SI has heretofore delivered or made available to PCI complete and correct copies of the certificate of incorporation and by-laws of SI, the minute books and stock transfer records of SI, as in effect as of the date of this Agreement. SI is not in violation of its organizational documents.

SECTION 4.02            Capitalization.

(a)                The authorized capital stock of SI consists of 100,000,000 shares of SI Common Stock, and 50,000,000 shares of SI Preferred Stock, of which 22,967,200 shares of SI Common Stock and no shares of SI Preferred Stock are outstanding on the date hereof.  The pro forma capitalization immediately following the consummation of the transactions contemplated under the Transaction Documents will present 25,267,200 common shares as outstanding, and there are no shares of Preferred stock outstanding.  Such pro forma capitalization reflects all SI Common Stock, SI Preferred Stock and other equity interests in SI currently contemplated to be issued as of Closing. No other shares of any other class or series of SI Common Stock or Preferred or securities exercisable or convertible into or issuable for SI Common Stock ("SI Common Stock Equivalents") are authorized, issued or outstanding, or currently contemplated to be issued. The outstanding shares of SI Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and were not issued in violation of, and are not subject to, any preemptive, subscription or similar rights. To SI's knowledge, none of the outstanding shares of SI Common Stock were issued in violation of any Law, including without limitation, federal and state securities laws.

(b)               There are no outstanding warrants, options, subscriptions, calls, rights, agreements, convertible or issuable securities or other commitments or arrangements relating to the issuance, sale, purchase, return or redemption, or, to SI's knowledge, voting or transfer of any shares, whether issued or unissued, of SI Common Stock, SI Common Stock Equivalents or other securities of SI, except as shown on Schedule 4.02 hereto. On the Closing Date, each of the Consideration Shares will have been duly authorized and, when issued and delivered in accordance with this Agreement, such shares of SI Common Stock or SI Preferred Stock will be validly issued, fully paid and non-assessable.

SECTION 4.03            No Violation; Consents and Approvals.

The execution and delivery by SI of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of SI (b) any Law applicable to SI or the property or assets of SI, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any lien upon any of the properties of SI under any contract to which SI is a party or by which SI or any assets of SI may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults which are set forth in the SI Disclosure Schedule and as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have a material adverse effect on SI. No Governmental Approval is required to be obtained or made by or with respect to SI in connection with the execution and delivery of this Agreement or the consummation by SI of the transactions contemplated hereby.

SECTION 4.04            Litigation; Compliance with Laws.

(a)                There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of SI, threatened against, relating to or affecting SI, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of SI in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator outstanding against SI, the business, the assets, or any employee, officer, director, stockholder, or independent contractor of SI in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b)               SI has complied and is in compliance in all material respects with all laws applicable to SI, its business or its assets. SI has not received notice from any Governmental Entity or other Person of any material violation of law applicable to SI, its business or assets. SI has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to SI, its business or its assets. No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of SI, threatened to revoke or limit any such License.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PCI

Except as set forth in the applicable section of the disclosure schedule delivered by PCI to SI prior to the execution of this Agreement (the "PCI Disclosure Schedule"), PCI represents and warrants to SI as follows:

SECTION 5.01            Organization of PCI; Authority.

PCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to enter into the Transaction Documents to which it is a party, to consummate the transactions contemplated hereby and thereby, to own, lease and operate PCI assets and to conduct PCI's business.  Subject to the approval by shareholders, the execution, delivery and performance by PCI of the Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of PCI.  The Transaction Documents to which PCI is a party have been duly executed and delivered by PCI and, assuming that the Transaction Documents constitute a valid and binding obligation of SI and the other parties thereto, constitute a valid and binding obligation of PCI.  PCI is duly qualified or licensed to do business as a foreign entity and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to obtain such qualification or license would not, individually or in the aggregate, cause an PCI Material Adverse Effect.  PCI is not in violation of its organizational documents.

SECTION 5.02            Capitalization.

(a)        PCI has capital shares authorized of 2,300,000 common shares under its Articles of Incorporation and the Shareholders of PCI to be effective as of the date of Closing are Rich Heineck 1,700,000 and Paul Dickman 600,000 shares.  To PCI's knowledge, none of the outstanding shares of PCI's capital stock were issued in violation of any Law, including, without limitation, state and federal securities laws. There are no Liens on or with respect to PCI or its assets.

(b)        Except as contemplated with respect to the Acquisition, there are no outstanding: (i) securities convertible into or issuable for PCI securities; (ii) options, warrants or other rights to purchase or subscribe for PCI securities; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to PCI, any such convertible or issuable securities or any such options, warrants or rights.  Except as contemplated with respect to the Acquisition, there is no outstanding right, option or other agreement of any kind to purchase or otherwise to receive from PCI, any ownership shares in PCI, and there is no outstanding right or security of any kind convertible into such ownership shares. To PCI's knowledge, there are no voting trusts, proxies or other similar agreements or understandings with respect to PCI.  There are no obligations, contingent or otherwise, of PCI to repurchase, redeem or otherwise acquire any PCI shares or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other Person.  There are no accrued and unpaid dividends with respect to any outstanding shares of PCI.

SECTION 5.03            No Violation; Consents and Approvals.

The execution and delivery by PCI of the Transaction Documents to which it is a party do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the terms hereof and thereof will not, conflict with, or result in any violation of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, (a) the terms and conditions or provisions of the certificate of incorporation or by-laws of PCI, (b) any Laws applicable to PCI or the property or assets of PCI, or (c) give rise to any right of termination, cancellation or acceleration under, or result in the creation of any Lien upon PCI or its assets under, any Contracts to which PCI is a party or by which PCI or any of its assets may be bound, except, in the case of clauses (b) and (c), for such conflicts, violations or defaults as to which requisite waivers or consents will have been obtained prior to the Closing or which, individually or in the aggregate, would not have an PCI Material Adverse Effect.  No Governmental Approval is required to be obtained or made by or with respect to PCI in connection with the execution and delivery of this Agreement or the consummation by PCI of the transactions contemplated hereby, except where the failure to obtain such Governmental Approval would not, individually or in the aggregate, have an PCI Material Adverse Effect on the PCI assets.

SECTION 5.04            Litigation; Compliance with Laws.

(a)        There are: (i) no claims, actions, suits, investigations or proceedings pending or, to the knowledge of PCI, threatened against, relating to or affecting PCI, its business, its assets, or any employee, officer, director, shareholder,  noteholder or independent contractor of PCI in their capacities as such, and (ii) no orders of any Governmental Entity or arbitrator are outstanding against PCI, its business, its assets, or any employee, officer, director, shareholder, or independent contractor of PCI in their capacities as such, or that could prevent or enjoin, or delay in any respect, consummation of the transactions contemplated hereby.

(b)        Except as would not have an PCI Material Adverse Effect, PCI has complied and is in compliance in all material respects with all Laws applicable to PCI, its business or its assets.  PCI has not received notice from any Governmental Entity or other Person of any material violation of Law applicable to it, its business or its assets.  PCI has obtained and holds all required Licenses (all of which are in full force and effect) from all Government Entities applicable to it, its business or its assets.  No violations are or have been recorded in respect of any such License and no proceeding is pending, or, to the knowledge of PCI threatened to revoke or limit any such License.

SECTION 5.05            Financial Statements.

            PCI shall provide, at SI's expense, as an Escrow and Closing condition hereunder, an Audit of its financial statement and operations from its financial records, as of October 8, 2015, complete and true and accurate in all respects, disclosing all liabilities, income, expenses, and assets of PCI, and PCI shall provide all books and records in PCI's possession as shall cooperate with SI as necessary to complete audits, at SI's expense, in the normal course of business in accordance with SEC Rules and Regulations, on or prior to the Closing date.

ARTICLE VI
COVENANTS RELATING TO CONDUCT OF
BUSINESS PENDING THE ACQUISITION

SECTION 6.01            Conduct of the Business Pending the Acquisition.

(a)        During the period from the date of this Agreement and continuing until the Effective Time, SI agrees as to itself, that SI shall use commercially reasonable efforts to preserve intact its business and assets, maintain its assets in good operating condition and repair (ordinary wear and tear excepted), retain the services of its officers, employees and independent contractors and use reasonable commercial efforts to keep in full force and effect liability insurance and bonds comparable in amount and scope of coverage to that currently maintained with respect to its business.

 (b)     During the period from the date of this Agreement and continuing until the Effective Time, the parties covenant and agree as follows, except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing:

(1)               Neither party shall amend or propose to amend its certificate of incorporation or by-laws or equivalent organizational documents except as contemplated in this Agreement (or in the case of PCI, it may, but shall not be required to, update its officer and director list with the Arizona Corporation Commission.)

(2)               SI shall not issue, deliver, sell, redeem, acquire, authorize or propose to issue, deliver, sell, redeem, acquire or authorize, any shares of its capital stock of any class or any securities convertible into, or any rights, warrants or options to acquire, any such shares or convertible securities or other ownership of equity, provided that SI shall be permitted to issue the shares of SI Common Stock to be issued to PCI hereunder.

(3)               Neither party shall propose to: (i) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock or (ii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock.

(4)               Other than dispositions in the ordinary course of business consistent with past practice which would not cause an SI Material Adverse Effect, individually or in the aggregate, to it and its subsidiaries, taken as a whole, SI shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of its assets.

(5)               SI shall promptly advise the other party hereto in writing of any change in the condition (financial or otherwise), operations or properties, businesses or business prospects of such party or any of its subsidiaries which would result in an SI Material Adverse Effect, as the case may be.

(6)               SI shall not permit to occur, any (1) change in accounting principles, methods or practices, investment practices, claims, payment and processing practices or policies regarding intercompany transactions, (2) incurrence of Indebtedness or any commitment to incur Indebtedness, any incurrence of a contingent liability, Contingent Obligation or other liability of any type, other than in the ordinary course of business consistent with past practices, (3) cancellation of any debt or waiver or release of any contract, right or claim, except for cancellations, waivers and releases in the ordinary course of business consistent with its past practice, (4) amendment, termination or revocation of, or a failure to perform obligations or the occurrence of any default under, any contract or agreement (including, without limitation, leases) to which it is or, as of May 31, 2015, was a party, other than in the ordinary course of business consistent with past practice, or default under any License, (5) execution of termination, severance or similar agreements with any of its officers, directors, employees, agents or independent contractors or (6) entering into any leases of real property or agreement to acquire real property.

SECTION 6.02            No Action.

During the period from the date of this Agreement and continuing until the Effective Time, PCI and SI each agree as to itself that it shall not, take or agree or commit to take any action, (i) that is reasonably likely to make any of its representations or warranties hereunder inaccurate; or (ii) that is prohibited pursuant to the provisions of this Article VI.

ARTICLE VII
ADDITIONAL AGREEMENTS

SECTION 7.01            Access to Information.

From the date hereof until the Effective Time or the earlier termination of this Agreement, each party shall give the other party and its respective counsel, accountants, representatives and agents  (and with respect to PCI, it shall provide to SI with respect to PCI, full access, upon reasonable notice and during normal business hours, to PCI's facilities and the financial, legal, accounting and other representatives of PCI with knowledge of the business and the assets of PCI), upon reasonable notice, all relevant documents, records and other information concerning the business, finances and properties of such party and its subsidiaries that the other party and its respective counsel, accountants, representatives and agents, may reasonably request.  No investigation pursuant to this Section 7.01 shall affect or be deemed to modify any of the representations or warranties hereunder or the condition to the obligations of the parties to consummate the Acquisition; it being understood that the investigation will be made for the purposes among others of the board of directors of each party determining in its good faith reasonable business judgment the accuracy of the representations and warranties of the other party.  In the event of the termination of this Agreement, each party, if so requested by the other party, will return or destroy promptly every document furnished to it by or on behalf of the other party in connection with the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and investors and others to whom such documents were furnished promptly to return or destroy such documents and any copies thereof any of them may have made. It is hereby acknowledged the SI shall have filed all of its financial reports with the SEC prior to closing hereunder which shall constitute delivery of the same to PCI.

SECTION 7.02            No Shop; Acquisition Proposals.

From the date hereof until the Effective Time or the earlier termination of this Agreement, neither PCI nor SI shall, nor shall they authorize or permit any of their respective officers, directors or employees, or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as hereinafter defined), or negotiate with respect to, agree to or endorse any Takeover Proposal (except in any case if the board of directors or special committee of SI or PCI, as the case may be, determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to do so would constitute a breach of the fiduciary duties of the SI or PCI under applicable law).  PCI  shall promptly advise SI and SI shall promptly advise PCI, as the case may be, orally and in writing of any such inquiries or proposals and shall also promptly advise SI or PCI, as the case may be, of any developments or changes regarding such inquiries or proposals.  PCI and SI shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than PCI and SI and Persons contemplated to be a party to the transactions contemplated by the Transaction Documents) conducted heretofore with respect to any Takeover Proposal.  PCI and SI agree not to release (by waiver or otherwise) any third party from the provisions of any confidentiality or standstill agreement to which PCI or SI is a party.

SECTION 7.03            Legal Conditions to Acquisition; Reasonable Efforts.

PCI and SI shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Acquisition and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their subsidiaries in connection with the Acquisition.  PCI and SI will take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by PCI or SI in connection with the Acquisition or the taking of any action contemplated thereby or by this Agreement.

SECTION 7.04            Certain Filings.

Each party shall cooperate with the other in (a) connection with the preparation of an announcement or required filings, (b) determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (c) seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the 8-K and seeking timely to obtain any such actions, consents, approvals or waivers.  Each party shall consult with the other in connection with the foregoing and shall use all reasonable commercial efforts to take any steps as may be necessary in order to obtain any consents, approvals, permits or authorizations required in connection with the Acquisition.

SECTION 7.05            Public Announcements and Filings.

Each party shall give the other a reasonable opportunity to comment upon, and, unless disclosure is required, in the opinion of counsel, by applicable law, approve (which approval shall not be unreasonably withheld), all press releases or other public communications of any sort relating to this Agreement or the transactions contemplated hereby.

SECTION 7.06            Tax Matters.

From the date hereof until the Effective Time or the earlier termination of this Agreement, without the prior written consent of the other party or if required in the opinion of counsel, neither SI nor PCI shall make or change any election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to it, surrender any right to claim a refund of Taxes, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to it, or take any other action relating to the filing of any Tax Return or the payment of any Tax.

SECTION 7.07            Supplements to Schedules.

 Prior to the Closing, SI or PCI may supplement or amend its disclosure schedule with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such disclosure schedule.  No supplement to or amendment of the disclosure schedule made pursuant to this Section 7.07 shall be deemed to cure any breach of any representation or warranty made in this Agreement unless the other parties hereto specifically agree thereto in writing.

SECTION 7.08        SI Liabilities.

            At Closing SI will have no liabilities.

SECTION 7.09            Liens, claims, debts, or Options/ Warrants.

            PCI and its Shareholders warrant and represent that no other person or entity, not disclosed herein, has any valid debt, or lien or claim to the PCI assets or to equity, warrants, options or shares in PCI whatsoever.

ARTICLE VIII
CONDITIONS OF THE ACQUISITION

SECTION 8.01            Conditions to Each Party's Obligation to Effect the Acquisition

The respective obligations of each party to effect the Acquisition and the other transactions contemplated herein shall be subject to the satisfaction of the conditions herein and of the deliverables set forth below, any or all of which may be waived, in whole or in part to the extent permitted by applicable law:

(a)        PCI Approval.  This Agreement shall have been duly adopted and agreed by PCI's shareholders.

(b)        No Injunctions or Restraints. No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, execution order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which materially restricts, prevents or prohibits consummation of the Acquisition or any transaction contemplated by this Agreement; provided, however, that the parties shall use their reasonable commercial efforts to cause any such decree, judgment, injunction or other order to be vacated or lifted.

SECTION 8.02            Additional Conditions to Obligations of SI.

The obligations of SI to effect the Acquisition and the other transactions contemplated by this Agreement are also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by SI:

(a)        Representations and Warranties.  The representations and warranties of PCI and its shareholders set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality, which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)        Performance of Obligations of PCI.  PCI and PCI's shareholders shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)        No Material Adverse Change to PCI.  From the date hereof through and including the Effective Time, no event shall have occurred which would have an PCI Material Adverse Effect.

 (d) PCI shall have full 100% title to assets involving PCI, including all domain names, I.P., trademarks, llc or corporate names, technology, licenses, or business plans, or designs, and knowhow related thereto as listed on Exhibit A, free and clear of any liens, claims, or encumbrances.

(e) Each shareholder of PCI shall have signed the Shareholder Consent Agreements in the form attached hereto as Exhibit D.

(i)         Third Party Consents. PCI shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by PCI of this Agreement and the consummation of the transactions contemplated hereby.

(j)         No Governmental Order or Other Proceeding or Litigation.  No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

(k)        Due Diligence.  PCI shall provide SI, upon request, with all due diligence materials in PCI's possession that SI deems necessary for examination for this transaction, and for any necessary audits, including financial information, leases, geology, participation agreements and corporate records.  This transaction and performance under this Agreement by SI are subject to its satisfaction with its due diligence examination, in its sole discretion. In the event that SI deems remedial action necessary for any matter that it finds, then SI shall give PCI written notice of such requirement, and PCI shall have ten days extension within which to provide remedial action or an agreed plan of remedy.  The due diligence period shall expire on the Closing Date.

(l)         Deliveries. Through the Escrow, PCI shall have delivered to SI or SI shall have otherwise obtained:

            (1)        True, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of PCI as filed with, the Secretary of State or other appropriate official of the state or other jurisdiction of organization of PCI, (2) a certificate of Good Standing from the State of Delaware (3) the by-laws or other similar organizational document of PCI, and (4) resolutions duly and validly adopted by the Board of Directors and the stockholders of PCI evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of PCI, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

            (2)        All books and records necessary for audits pursuant to SEC rules.

            (3)        PCI shall have executed an Asset Assignment Agreement and Bill of Sale with Representations in the form attached hereto as Exhibit C (the "Assignment Agreement") assigning ownership of the assets described in Exhibit A hereto.

            .03       Additional Conditions to the Obligations of PCI.

The obligation of PCI to effect the Acquisition and the other transactions contemplated by this Agreement is also subject to the satisfaction at or prior to the Closing Date of the following additional conditions unless waived by PCI:

(a)        Representations and Warranties.  The representations and warranties of SI set forth in this Agreement shall be true and correct in all material respects (except for those representations and warranties qualified by materiality which shall be true and correct in all respects) as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

(b)        Performance of Obligations of SI.  SI shall have performed in all material respects all conditions, covenants, agreements and obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(c)        No Material Adverse Change to SI.  From the date hereof through and including the Effective Time, no event shall have occurred which would have a SI Material Adverse Effect.

(d)        Third Party Consents. SI shall have obtained all consents and approvals, required to be obtained prior to or at the Closing Date, from third parties or governmental and regulatory authorities in connection with the execution, delivery and performance by SI of this Agreement and the consummation of the transactions contemplated hereby.

(e)        No Governmental Order or Other Proceeding or Litigation.  No order of any Governmental Entity shall be in effect that restrains or prohibits the transactions contemplated hereby and by the other Transaction Documents, and no suit, action or other proceeding by any Governmental Entity shall have been instituted or threatened which seeks to restrain or prohibit the transactions contemplated hereby or thereby.

 (g)       Deliveries.  At the Closing, through the Escrow, SI shall have delivered to PCI or PCI shall have otherwise obtained:

            (1)        True, correct and complete copies of (1) the certificate of incorporation or other charter document, as amended to date, of SI as filed with, the Secretary of State or other appropriate official of the state or other jurisdiction of organization of SI, (2) a certificate of Good Standing from the State of Colorado (3) the by-laws or other similar organizational document of SI, and (4) resolutions duly and validly adopted by the Board of Directors of SI evidencing the authorization of the execution and delivery of this Agreement, the other Transaction Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, in each case, accompanied by a certificate of the Secretary or Assistant Secretary of SI, dated as of the Closing Date, stating that no amendments have been made thereto from the date thereof through the Closing Date.

(2)        The share certificates specified in Section 2.01, issued by SI to PCI's shareholders, in proper amounts, pursuant to a schedule provided by PCI.

ARTICLE IX
TERMINATION

SECTION 9.01            Termination.

This Agreement may be terminated at any time prior to the Closing Date under the terms as set forth below:

(a)        by mutual consent of the boards of directors of SI and PCI; or

(b)        by SI upon written notice to PCI, if any condition to the obligation of SI to close contained in Article VII hereof, has not been satisfied, including through delivery into Escrow under the Escrow Agreement, or the Release and Consummation has not occurred for any reason, by the End Date (unless such failure is the result of SI's breach of any of its representations, warranties, covenants or agreements contained herein); or

(c)        by PCI upon written notice to SI, if: (A) any condition to the obligation of PCI to close contained in Article VII hereof has not been satisfied, including through delivery into Escrow, or the Release and Consummation has not occurred for any reason, by the End Date (unless such failure is the result of PCI's breach of any of its representations, warranties, covenants or agreements contained herein); or

(d)        by SI if the board of directors or special committee of SI determines in good faith, based upon the written opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the SI board of directors or special committee to the SI stockholders under applicable law.

(e)     by either party, if the delivery of documents required from the other party or from third parties has not occurred into the Escrow pursuant to the Escrow Agreement, or the Release and Consummation has not occurred for any reason, by the End Date.

ARTICLE X
SURVIVAL OF REPRESENTATIONS AND WARRANTIES

 The representations, covenants, agreements, and warranties of the parties set forth in this Agreement shall survive the Closing.  Following the Closing Date with respect to any particular representation or warranty, any party hereto shall have the responsibility to complete any duties or deliver any documents necessary to complete, fulfill or comply with respect to such representation and warranty, within a reasonable time after written demand..

ARTICLE XI
MISCELLANEOUS

SECTION 11.01          Notices.

All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, telex or similar writing) and shall be deemed given or made as of the date delivered, if delivered personally or by telecopy (provided that delivery by telecopy shall be followed by delivery of an additional copy personally, by mail or overnight courier), one day after being delivered by overnight courier or three days after being mailed by registered or certified mail (postage prepaid, return receipt requested), to the parties at the following addresses:

if to SI  to:        Sibannic, Inc.

                        Sibannic, Inc.

                        1313 E. Osborn Road, Suite 100

                        Phoenix, Arizona  85014

                        Attention: Chief Executive Officer

if to PCI or its Shareholders:

                        Protection Cost, Inc.

                        c/o Paul Dickman

                        4115 Scarlet Oak Ct.

                        Castle Rock, CO 80109

               or such other address or telex or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereto.

SECTION 11.02          Amendment; Waiver.

This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by or on behalf of the parties hereto.

SECTION 11.03          Successors and Assigns.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party shall assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the other party hereto.

SECTION 11.04          Governing Law.

This Agreement shall be construed in accordance with and governed by the law of the State of Colorado without regard to principles of conflict of laws.

SECTION 11.05          Waiver of Jury Trial.

Each party hereto hereby irrevocably and unconditionally waives any rights to a trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

SECTION 11.06          Consent to Jurisdiction.

Each of the Parties hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of Colorado or Arizona or any federal court sitting in Colorado or Arizona for purposes of any suit, action or other proceeding arising out of this Agreement and the Transaction Documents (and agrees not to commence any action, suit or proceedings relating hereto or thereto except in such courts).  Each of the Parties agrees that service of any process, summons, notice or document pursuant to the laws of the State of Colorado or Arizona, as applicable, and on the parties designated in Section 11.01 shall be effective service of process for any action, suit or proceeding brought against it in any such court.

SECTION 11.07          Counterparts; Effectiveness.

Facsimile or electronic PDF transmissions of any executed original document and/or retransmission of any executed facsimile or electronic PDF transmission shall be deemed to be the same as the delivery of an executed original.   This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

SECTION 11.08          Entire Agreement; No Third Party Beneficiaries; Rights of Ownership.

Except as expressly provided herein, this Agreement (including the documents and the instruments referred to herein) constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Except as expressly provided herein, this Agreement is not intended to confer upon any person other than the parties hereto (and in the case of PCI, its Shareholders), any rights or remedies hereunder.  The parties hereby acknowledge that no person shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Acquisition until consummation thereof.

SECTION 11.09          Headings.

The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

SECTION 11.10          No Strict Construction.

The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties thereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

SECTION 11.11        Severability.

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner that is materially adverse to any party.

SECTION 11.12          Enforceability.

If any term or other provision of this Agreement is invalid, illegal or unenforceable, all other provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Asset Acquisition Agreement to be duly executed as of the day and year first above written.

Sibannac, Inc.

By:

            Name: Dan Allen

            Title:   Chief Executive Officer

Protection Cost, Inc.

By:

            Name:  Rich Heineck

            Title:   Chief Executive Officer

 List of Exhibits:

Exhibit A - Shareholder Consent Agreement

Exhibit A

to

Asset Acquisition Agreement

SHAREHOLDER CONSENT AGREEMENT

AGREEMENT AND CONSENT WITH REPRESENTATIONS

Gentlemen:

The Subscriber ("Subscriber") herein, as Owner of _____________shares of outstanding common stock of Protection Cost, Inc. (PCI)  is offering to accept in liquidation of PCI __________ shares of the common stock of Sibannac, Inc. ("Company" or "SI"), a Colorado corporation, as contemplated under that certain Asset Acquisition Agreement dated October ___, 2015, by and between SI and PCI (the "Acquisition Agreement").

Subscriber hereby approves the Acquisition Agreement and the transactions contemplated thereunder, and offers to accept the shares as set forth above, and agrees to become a shareholder of the Company (SI). In order to induce the Company (SI) to accept my offer, I advise you as follows and acknowledge:

1.         Corporate Documents. Receipt of copies of Articles, By-Laws, and audited financial statements of the Company and such other documents as I have requested: I hereby acknowledge that I have received the documents (as may be supplemented from time to time) relating to the Company and that I have carefully read the information and that I understand all of the material contained therein.

2.         Availability of Information.        I hereby acknowledge that the Company has made available to me the opportunity to ask questions of, and receive answers from the Company and any other person or entity acting on its behalf, concerning the terms and conditions of the business, the financial statements and related information of the Company and the  2014 10K, 10Q for Dec. 31, 2014  of the Company and the information contained in the corporate documents, and to obtain any additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information provided by the Company and any other person or entity acting on its behalf.

3.         Representations and Warranties. Subscriber represents and warrants to the Company (SI) (and understands that SI is relying upon the accuracy and completeness of such representations and warranties in connection with the availability of an exemption for the offer and acquisition of the shares from the registration requirements of applicable federal and state securities laws) that:

(a) RESTRICTED SECURITIES.

(I)        I understand that the Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws.

(II)       I understand that if this acquisition agreement is accepted and the Shares are issued to me, I cannot sell or otherwise dispose of the Shares unless the Shares are registered under the Act or applicable state securities laws or exemptions therefrom are available (and consequently, that I must bear the economic risk of the investment for an indefinite period of time):

(III)      I understand that the Company (SI) has no obligation now or at any time to register the Shares under the Act or the state securities laws or obtain exemptions therefrom.

(IV)      I understand that the Company (SI) will restrict the transfer of the Shares in accordance with the foregoing representations.

(V)       There is a limited public market for the common stock of the Company and there is no certainty that a more liquid market will ever develop or be maintained. There can be no assurance that I will be able to sell or dispose of the Shares. Moreover, no assignment, sale, transfer, acquisition or other disposition of the Shares can be made other than in accordance with all applicable securities laws. It is understood that a transferee may at a minimum be required to fulfill the investor suitability requirements established by the Company, or registration may be required.

(b)        LEGEND.

I agree that any certificate representing the Shares will contain and be endorsed with the following, or a substantially equivalent, LEGEND:

"This share certificate has been acquired pursuant to an investment representation by the holder and shall not be sold, pledged, hypothecated or donated or otherwise transferred except upon the issuance of a favorable opinion by its counsel and the submission to the Company of other evidence satisfactory to and as required by counsel to the Company, that any such transfer will not violate the Securities Act of 1933, as amended, and applicable state securities laws. These shares are not and have not been registered in any jurisdiction."

(c)        OWN ACCOUNT.

I am the only party in interest with respect to this acquisition offer, and I am acquiring the Shares for my own account for long-term investment only, and not with an intent to resell, fractionalize, divide, or redistribute all or any part of my interest to any other person, except in liquidation of the company.

(d)        AGE:    CITIZENSHIP.

I am at least twenty-one years old and a citizen of the United States.

(e)        ACCURACY OF INFORMATION.

All information which I have provided to the Company (SI) concerning my knowledge of financial and business matters is correct and complete as of the date set forth at the end hereof, and if there should be any material change in such information prior to acceptance of this acquisition offer by the Company, I will immediately provide the Company with such information.

4.         Acquisition Procedure.  I understand that this acquisition is subject to each of the following terms and conditions:

(a)        The Company may reject this acquisition for legal reasons, and this acquisition shall become binding upon the Company only when accepted, in writing, by the Company.

(b)        This offer may not be withdrawn by me.

(c)        The share certificates to be issued and delivered pursuant to this acquisition will be issued in the name of and delivered to me.

5.         Suitability. I hereby warrant and represent:

(a)        That I can afford a complete loss of the investment and can afford to hold the securities being received hereunder for an indefinite period of time.

(b)        That I consider this investment a suitable investment, and

(c)        That I am sophisticated and knowledgeable and have had prior experience in financial matters and investments.

6.         Acknowledgement of Risks. I have been furnished and have carefully read the information relating to the Company, including this form of Acquisition Agreement. I am aware that:

(a) There are substantial risks incident to the ownership of Shares from the Company, and such investment is speculative and involves a high degree of risk of loss by me of my entire investment in the Company.

(b) No federal or state agency has passed upon the Shares or made any finding or determination concerning the fairness of this investment.

(c) The books and records of the Company will be reasonably available for inspection by me and/or my investment advisors, if any, at the Company's place of business.

(d) All assumptions and projections set forth in any documents provided by the Company have been included therein for purposes of illustration only, and no assurance is given that actual results will correspond with the results contemplated by the various assumptions set forth therein.

(e)  SI has had unsuccessful operating history. The proposed operations are subject to all of the risks inherent in the establishment of a new business enterprise, including a limited operating history. The unlikelihood of the success of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation and operation of a new business and the competitive environment in which the Company will operate.

7. Receipt of Advice. I acknowledge that I have been advised to consult my own attorney and investment advisor concerning the investment.

8. Restrictions on Transfer. I acknowledge that the investment in the Company is an illiquid investment. In particular, I recognize that:

(a) Due to restrictions described below, the lack of any market existing or to exist for these Shares, in the event I should attempt to sell my Shares in the Company, my investment will be highly illiquid and, probably must be held indefinitely.

(b) I must bear the economic risk of investment in the Shares for an indefinite period of time, since the Shares have not been registered under the Securities Act of 1933, as amended, and issuance is made in reliance upon Section 4 of said Act and/or Rule 506 of Regulation D under the Act, as may be applicable. Therefore, the Shares cannot be offered, sold, transferred, pledged, or hypothecated to any person unless either they are subsequently registered under said Act or an exemption from such registration is available and the favorable opinion of counsel for the Company to that effect is obtained, which is not anticipated. Further, unless said Shares are registered with the securities commission of the state in which offered and sold, I may not resell, hypothecate, transfer, assign or make other disposition of said Shares except in a transaction exempt or exempted from the registration requirement of the securities act of such state, and that the specific approval of such sales by the securities regulatory body of the state is required in some states.

(c) My right to transfer my Shares will also be restricted by the legend endorsed on the certificates.

9. Access to Information. I represent and warrant to the Company that:

(a) I have carefully reviewed and understand the risks of, and other considerations relating to, the acquisition of the Shares, including the risks of total loss in the event the Company's business is unsuccessful.

(b) I and my investment advisors, if any, have been furnished all materials relating to the Company and its proposed activities and anything which they have requested and have been afforded the opportunity to obtain any additional information necessary to verify the accuracy of any representations about the Company.

(c) The Company has answered all inquiries that I and my investment advisors, if any, have put to it concerning the Company and its proposed activities and acquisition of the Shares.

(d) Neither I nor my investment advisors, if any, have been furnished any offering literature other than the documents attached as exhibits thereto and I and my investment advisors, if any, have relied only on the information contained in such exhibits and the information, as described in subparagraphs (b) and (c) above, furnished or made available to them by the Company.

(e) I am acquiring the Shares for my own account, as principal, for investment purposes only and NOT with a view to the resale or distribution of all or any part of such Shares, and that I have no present intention, agreement or arrangement to divide my participation with others or to resell, transfer or otherwise dispose of all or any part of the Shares subscribed for unless and until I determine, at some future date, that changed circumstances, not in contemplation at the time of this acquisition, makes such disposition advisable;

(f) I, the undersigned, if on behalf of a corporation, partnership, trust, or other form of business entity, affirm that: it is authorized and otherwise duly qualified to purchase and hold Shares in the Company; recognize that the information under the caption as set forth in (a) above related to investments by an individual and does not address the federal income tax consequences of an investment by any of the aforementioned entities and have obtained such additional tax advice that I have deemed necessary; such entity has its principal place of business as set forth below; and such entity has not been formed for the specific purpose of acquiring Shares in the Company.

(g) I have adequate means of providing for my current needs and personal contingencies and have no need for liquidity in this investment; and

(h)        The information provided by the Company is confidential and non-public and I agree that all such information shall be kept in confidence by it and neither used by it to its personal benefit (other than in connection with its acquisition for the Shares) nor disclosed to any third party for any reason; provided, however, that this obligation shall not apply to any such information which (i) is part of the public knowledge or literature and readily accessible at the date hereof; (ii) becomes part of the public knowledge or literature and readily accessible by publication (except as a result of a breach of these provisions); or (iii) is received from third parties (except those parties who disclose such information in violation of any confidentiality agreements including, without limitation, any Acquisition Agreement they may have with the Company).

10. Binding Agreement. I hereby adopt, accept, and agree to be bound by all the terms and conditions of the Share  Acquisition Agreement by and between SI and PCI, executed concurrently herewith, and by all of the terms and conditions of the Articles of Incorporation, and amendments thereto, and By-Laws of the Company. Upon acceptance of this Acquisition Agreement by the Company, I shall become a Shareholder for all purposes.

11. Agreement to Be Bound. The Acquisition Agreement, upon acceptance by the Company, shall be binding upon my heirs, executors, administrators, successors, and assigns.

12. Indemnification. I further represent and warrant:

(a) I hereby indemnify the Company and hold the Company harmless from and against any and all liability, damage, cost, or expense incurred on account of or arising out of:

(I) Any inaccuracy in my declarations, representations, and warranties hereinabove set forth;

(II) The disposition of any of the Shares which I will receive, contrary to my foregoing declarations, representations, and warranties; and

(III) Any action, suit or proceeding seeking damages or redress from Company based upon (1) the inaccuracy of said declarations, representations, or warranties; or (2) the disposition of any of the Shares or any part thereof contrary to the foregoing declarations, representations, and warranties.

13. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Colorado, except as to the manner in which the Subscriber elects to take title to the Shares in the Company that shall be construed in accordance with the state of his principal residence.

14. Financial Statement. Upon request of the Company, I shall provide a sworn and signed copy of my current financial statement.

15. Title:  I will hold title to my interest as follows:

                {  }  Community Property

                {  }  Joint Tenants with Right Survivorship

                {  }  Tenants in Common

                {  }  Individually

                {  }  Other:  (Corporation, Trust, Etc., please indicate)

                (Note:  Subscribers should seek the advice of their attorneys in deciding in which of the above forms they should take ownership of the Shares, since different forms of ownership can have varying gift tax and other consequences, depending on the state of the investor's domicile and their particular personal circumstances.  For example, in community property states, if community property assets are used to purchase shares held in individual ownership, this might have adverse gift tax consequences.  If OWNERSHIP IS BEING TAKEN IN JOINT NAME WITH A SPOUSE OR ANY OTHER PERSON, THEN ALL SUBSCRIPTION DOCUMENTS MUST BE EXECUTED BY ALL SUCH PERSONS.)

17. No Assignability. This acquisition is personal to the person/entity whose name and address appear below. I may not assign any of its rights or obligations under this Acquisition Agreement to any other person or entity.

18. Conditions. This Acquisition Agreement shall become binding upon the Company only when accepted, in writing, by the Company.

19. Effective Date. The acquisition for Shares evidenced by this Agreement shall, if accepted by the Company, be effective as soon as all state laws have been complied with to effectuate the transaction, and the conveyances of the assets of PCI has been consummated.

20. Conveyance. I hereby agree to waive any claim to my shares in PCI, as shown on the stock records of PCI in exchange for the liquidation distribution of restricted  shares of the common stock of the Company (SI).

21. Further Acts. I hereby agree to execute any other documents and take any further actions that are reasonably necessary or appropriate in order to implement the transaction contemplated by this Acquisition Agreement.

                                                                        Share Holder

Dated: ________ ____ , 2015                         /s/_______________________

                                                                        Name:

                                                                        Address

                                                                        _________________________

                                                                        _________________________

                                                                        Social Security Number:

                                                                        _________________________